Exhibit 4.7

Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into effective as of April 1, 2025 by and among Lithium Americas Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), and OMF Fund IV SPV M LLC (the “Buyer”).

WHEREAS:

A. In connection with the Transaction Agreement by and among the Company and the Buyer, dated as of March 5, 2025 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Transaction Agreement, to issue and sell to the Buyer unsecured convertible notes of the Company (the “Notes”), which will, among other things, be convertible into the Company’s common shares, no par value per share (the “Common Shares”) (the Common Shares issuable upon conversion under the terms of the Notes, collectively, the “Conversion Shares”).

B. In accordance with the terms of the Transaction Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Transaction Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Adoption Agreement” means an Adoption Agreement substantially in the form attached hereto as Exhibit A.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(c) “Automatic Shelf” means an “automatic shelf registration statement” within the meaning of Rule 405 under the Securities Act.

(d) “Business Day” means any day, other than (i) a Saturday, Sunday or statutory holiday in the Province of British Columbia or the City of New York and (ii) a day on which banks are generally closed in the Province of British Columbia or the City of New York.

(e) “Capitalized Interest” shall have the meaning assigned to such term in the Notes.

(f) “effective” and “effectiveness” refer to a Registration Statement that has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

(g) “Effective Date” means the date that the Registration Statement has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC.

(h) “Effectiveness Deadline” means (i) 60 calendar days after the Filing Deadline in the case of a filing on Form S-3 and (ii) 90 days calendar after the Filing Deadline in the case of a filing on Form S-1.

(i) “Eligible Markets” means the New York Stock Exchange, the Toronto Stock Exchange, the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

(j) “Filing Date” means the date on which the Registration Statement is initially filed with the SEC.

(k) “Filing Deadline” means (i) forty-five (45) days after the date hereof, in respect of the Initial Notes, and (ii) ten (10) business days after the Delayed Closing Date, in respect of the Delayed Notes.

(l) “Interest” shall have the meaning assigned to such term in the Notes.

(m) “Investor” means the Buyer or a Permitted Transferee.

(n) “Permitted Transferee” means with respect to any Person (i) any Affiliate of such Person, other than a Disqualified Institution, (ii) any Transferee, other than a Disqualified Institution, to whom the Buyer Transfers Registrable Securities in accordance with the terms of the Transaction Documents (as defined in the Transaction Agreement) having a reasonably estimated value of at least $50,000,000 on the date of such Transfer (or on the date of the binding agreement with respect to such Transfer) or (iii) any Transferee to which the Company consents in writing; provided, in each case, that such Transferee has delivered to the Company a duly executed Adoption Agreement.

(o) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and any government or any department or agency thereof.

(p) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC or such Registration Statement otherwise becoming automatically effective in accordance with the rules and regulations of the SEC.

(q) “Registrable Securities” means (i) the Conversion Shares issued or issuable pursuant to the terms of the Initial Notes and the Delayed Notes, it being understood that the Conversion Shares issuable upon conversion of the Delayed Notes shall not be “Registrable Securities” unless and until the corresponding Delayed Notes are issued and sold to the Buyer, and (ii) any capital stock of the Company issued or issuable with respect to the Notes or the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange, adjustment to the Conversion Price or similar event or otherwise, in each case, without regard to any limitations on conversion and/or redemption of the Notes; provided, that any Registrable Security will cease to be a Registrable Security upon the earliest to occur of when (A) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been disposed of pursuant to such Registration Statement, (B) such Registrable Security may (at such time and/or upon issuance, as applicable) be disposed of without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, and any restrictive legend thereon has been removed or (C) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 9; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of any security that was a Registrable Security and has ceased to be a Registrable Security shall not be a Registrable Security.

(r) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Registrable Securities.

(s) “Required Holders” means the holders of at least a majority of the Registrable Securities and shall include the Investors so long as the Buyer or any of its Affiliates holds any Registrable Securities.

(t) “Required Registration Amount” means, as of any time of determination, all of the Registrable Securities then issued or issuable pursuant to the terms of the Notes, determined without regard to any limitations on conversion of the Notes and assuming that the Notes are then fully convertible into Common Shares at the then-prevailing applicable conversion price contemplated therein.

(u) “Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(v) “SEC” means the United States Securities and Exchange Commission.

(w) “Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

(x) “WKSI” means a “well-known seasoned issuer” within the meaning of Rule 405 under the Securities Act.

2. Registration.

(a) Mandatory Registration. The Company shall use commercially reasonable efforts to prepare, and, as soon as reasonably practicable but in no event later than the applicable Filing Deadline, to file with the SEC (1) a Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in respect of the Initial Notes; and (2) a Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in respect of the Delayed Notes, provided such Registration Statement may be effected via post-effective amendment to such Registration Statement covering the resale of the Required Registration Amount of Registrable Securities in respect of the Initial Notes. Each such Registration Statement shall be on Form S-3 and shall be an Automatic Shelf if the Company shall then be a WKSI (any such Registration Statement, a “WKSI Registration Statement”)); provided that, and subject to Section 2(c), if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-1, and if for any reason the Company is not then eligible to register for resale the Registrable Securities on Form S-1, then such registration shall be on another appropriate form for such purpose. Each such Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and “Selling Shareholders” sections in form reasonably satisfactory to the Required Holders. If a Registration Statement is not a WKSI Registration Statement, the Company shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as reasonably practicable after the filing thereof and in any event, no later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Torys LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(c) Ineligibility for Form S-3. In the event that Form S-3 (or such other form type applicable to an existing Registration Statement) is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 reasonably promptly after such form becomes available (and, to the extent the Company qualifies as a WKSI as of the initial filing date for such Registration Statement, such Registration Statement shall be an Automatic Shelf); provided, that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC or otherwise becomes effective automatically in accordance with the rules and regulations of the SEC.

(d) Sufficient Number of Shares Registered. In the event the number of shares registered for resale by the Investors under a Registration Statement filed pursuant to Section 2(a) or Section 2(c) is insufficient to cover the number of Conversion Shares issued or issuable pursuant to the terms of the Notes and, without duplication, all of the Registrable Securities (a “Registration Deficiency”), the Company shall, upon the Required Holders’ written request, use commercially reasonable efforts to amend the applicable Registration Statement, or file a new Registration Statement (on Form S-3 or another short form registration available therefor and as an Automatic Shelf, if applicable), or both, so as to cover at least the Required Registration Amount of Registrable Securities as of the Business Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than ten (10) calendar days after such request is received. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(e) Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. While the applicable Registration Statement is required to be filed by the Company pursuant to this Agreement, if (A) the applicable Registration Statement is not declared (or otherwise becomes) effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”); or (B) the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms herein, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period) (a “Maintenance Failure”); then, as partial relief for the damages to the Buyer by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each Buyer holding Registrable Securities relating to such Registration Statement an amount in cash equal to (i) with respect to the first thirty (30) day period following the first day of any Effectiveness Failure or Maintenance Failure, as applicable, one and a half percent (1.5%) of the aggregate Purchase Price of such Buyer’s Registrable Securities that would be included in the Registration Statement to which the applicable Effectiveness Failure or Maintenance Failure relates but for such Effectiveness Failure or Maintenance Failure, whether or not included in such Registration Statement, (ii) with respect to the second thirty (30) day period following the first day of any Effectiveness Failure or Maintenance Failure, as applicable, for the first fifteen (15) days thereof, one and a half percent (1.5%) of the aggregate Purchase Price of such Buyer’s Registrable Securities that would be included in the Registration Statement to which the applicable Effectiveness Failure or Maintenance Failure relates but for such Effectiveness Failure or Maintenance Failure, whether or not included in such Registration Statement, and, for the next fifteen (15) days thereof, two and a half percent (2.5%) of the aggregate Purchase Price of such Buyer’s Registrable Securities that would be included in the Registration Statement to which the applicable Effectiveness Failure or Maintenance Failure relates but for such Effectiveness Failure or Maintenance Failure, whether or not included in such Registration Statement, and (iii) with respect to any subsequent thirty (30) day periods, two and a half percent (2.5%) of the aggregate Purchase Price of such Buyer’s Registrable Securities that would be included in the Registration Statement to which the applicable Effectiveness Failure or Maintenance Failure relates but for such Effectiveness Failure or Maintenance Failure, whether or not included in such Registration Statement (the “Registration Delay Payments”). Registration Delay Payments shall be paid as Capitalized Interest and be paid to each applicable Buyer on each of the following dates: (i) the day of an Effectiveness Failure or a Maintenance Failure, as applicable, (ii) on the thirtieth (30) day after the date of an Effectiveness Failure or a Maintenance Failure, as applicable, and every thirtieth day thereafter (pro-rated for periods totaling less than thirty days) until such Effectiveness Failure or Maintenance Failure is cured. Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear Interest at the rate of two percent (2.0%) per month (prorated for partial months) until paid in full. For avoidance of doubt, the accrual of any Registration Delay Payment amounts with respect to any Holder pursuant to this Section 2(e) shall cease at such time as such Buyer shall cease to hold any Registrable Securities (or, in the event that any Maintenance Failure occurs at such time as any such Buyer holds no Registrable Securities, no Registration Delay Payments shall accrue with respect to such Buyer). Notwithstanding anything to the contrary herein, in no event shall the aggregate amount of Registration Delay Payments payable hereunder exceed fifteen percent (15.0%) of the aggregate Purchase Price for all Buyers (with such amounts to be paid pro rata in such event).

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(c) or 2(d), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall use its commercially reasonable efforts to comply with the following obligations:

(a) The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until all of the Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Registration Period”). The Company shall ensure that, when effective, (i) each Registration Statement (including any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in a Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement or any of the documents incorporated by reference therein as soon as reasonably practicable after receipt thereof.

(b) Subject to the provision by each holder of Registrable Securities of all information reasonably requested by the Company for such purposes, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424(b) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K, proxy statement or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements to such Registration Statement with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit the Investors and Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which the Investors and/or Legal Counsel reasonably objects in writing. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of the Investors and Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to the Investors and Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one PDF copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such number of written copies as Legal Counsel or such Investor may reasonably request). The Company shall reasonably cooperate with the Investors and Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including financial statements and schedules, all exhibits and, if requested by an Investor, all documents incorporated therein by reference), the prospectus included therein (including each preliminary prospectus) and such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) If applicable, the Company shall cooperate with the Investors to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any applicable jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event no later than the next Business Day following such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(o), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, if requested by an Investor, deliver one PDF copy of such supplement or amendment to Legal Counsel and each Investor (or such number of written copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) of the Company’s reasonable determination that the Company is no longer eligible to use an existing Registration Statement. In the event that clause (iv) of the immediately preceding sentence is applicable, the Company shall file a new or amended Registration Statement on an appropriate form in accordance with Section 2(c), provided, that if such existing Registration Statement is on Form S-3, the Company will not be required to file a new or amended Registration Statement prior to the filing of its next update to the Registration Statement under Section 10(a)(3) of the Securities Act, provided that the existing Registration Statement on Form S-3 remains useable until such next update.

(g) The Company shall prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to promptly obtain the withdrawal of such order or suspension and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal, state or provincial securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for listing or quotation of all of the Registrable Securities on at least one of the Eligible Markets. The Company shall use its reasonable best efforts to maintain the listing of the Common Shares on the New York Stock Exchange or another “national securities exchange” within the meaning of the Exchange Act until April 1, 2030. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(i).

(j) The Company shall instruct its transfer agent to issue (and shall cooperate with its transfer agent with respect to such issuance) all Registrable Securities (i) covered by a Registration Statement, to the extent they are issued or delivered to the Investors after the effective date of such Registration Statement, and if the applicable holder of such Registrable Securities delivers to the Company a customary “will-comply” representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, or (ii) eligible upon issuance for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act, free of any U.S. restrictive legends, and the Company shall direct its transfer agent to issue or transfer all such Registrable Securities without such legends and deposit such Registrable Securities in the appropriate account balance account at the Depository Trust Company (“DTC”) in accordance with the instructions of the holder of such Registrable Securities. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (or book-entry notations) (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates (or book-entry notations) to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request; provided, that the Investors have provided all documentation and evidence (which may include an opinion of counsel and a customary representation letter) as may be reasonably required by the Company, its counsel or its transfer agent. Notwithstanding anything to the contrary in this

Agreement, if the Registrable Securities are issued within four months and a day from the date on which the Notes are issued, such Registrable Securities will bear the following legend: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 2, 2025.” and be subject to any applicable resale restrictions under the securities laws of Canada.

(k) If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the Investor and the number of Registrable Securities being offered or sold by such Investor, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(l) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.

(n) The Company shall otherwise comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o) Notwithstanding anything to the contrary herein, the Company may (i) delay the filing or effectiveness of a Registration Statement (or any amendment thereto) or (ii) suspend the Investors’ use of any prospectus that is part of a Registration Statement upon prompt written notice to each Investor whose Registrable Securities are included in such Registration Statement (a “Suspension Notice”) (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event such Investor shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to forty-five (45) days, if the Board of Directors of the Company determines that (A) such delay or suspension is in the best interest of the Company and its shareholders generally due to a pending financing or other transaction involving the Company (including a pending securities offering by the Company), (B) such registration or use of such prospectus would render the Company unable to comply with applicable securities laws in any material respect or (C) such registration or use of such prospectus would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Grace Period”);

provided, that the Company shall promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Periods collectively shall exceed an aggregate of ninety (90) days during any three hundred sixty five (365) day period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to above and shall end on and include the later of (x) the date the Investors receive the notice referred to above and (y) the date referred to in such notice. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

(p) Other than as disclosed in its filings or any of its documents furnished with the SEC, neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of materially impairing the rights granted to the Buyer in this Agreement or that otherwise materially conflicts with the provisions hereof.

(q) The Company shall instruct its transfer agent to remove (and shall cooperate with the transfer agent with respect to the removal of) any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities and deposit such Registrable Securities in the appropriate account balance account at the DTC (as directed by the holder of such Registrable Securities) if such Common Shares (i) are sold pursuant to an effective registration statement under the Securities Act, (ii) a registration statement covering the resale of the Registrable Securities is effective under the Securities Act and the applicable holder of such Registrable Securities delivers to the Company a customary “will-comply” representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, (iii) are sold or transferred pursuant to Rule 144 or (iv) are eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each holder of Registrable Securities agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company reasonably deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including, in the case of clause (iv) of the immediately preceding sentence only, a certification that the holder is not an Affiliate of the Company and regarding the length of time the Notes and/or Common Shares have been held since the date such securities were acquired from the Company or an Affiliate of the Company. Any fees of the Company, the transfer agent and the Company’s counsel or Legal Counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

(r) Any holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such holder not receive notice from the Company of any event that would lead to a Suspension Notice as contemplated by Section 3(o); provided, however, that such holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a holder of Registrable Securities (unless subsequently revoked), the Company shall not deliver any such notice to such holder pursuant to this Agreement and such holder shall no longer be entitled to the rights associated with any such notice and each time prior to a holder’s intended use of an effective Registration Statement, such holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 3(r)) and the suspension period remains in effect, the Company will so notify such holder, within one (1) Business Day of such holder’s notification to the Company, by delivering to such holder a copy of such previous Suspension Notice, and thereafter will provide such holder with the related notice of the conclusion of such suspension period immediately upon its availability.

(s) In the event that one or more Investors elect to dispose of Registrable Securities totaling 5% or more of the outstanding Common Shares of the Company pursuant to a block trade (a “Block Trade”), the Company shall, at the request of the Investors, enter into customary agreements and shall take all such other customary actions as are requested by the Investors in order to expedite or facilitate the disposition of such Registrable Securities.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended prospectus, or new or amended Registration Statement, as contemplated by Section 3(g) or Section 3(f) or receipt of notice that no supplement or amendment or new or amended Registration Statement is required.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable and documented expenses, other than underwriting discounts and commissions and any fees and expenses of counsel engaged by any Investor (other than Legal Counsel designated pursuant to Section 2(b)), incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable and documented fees and disbursements of Legal Counsel in connection with the registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, which amount shall be limited to $[***] for each such registration, filing or qualification without the prior written consent of the Company.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, their Affiliates, the directors, officers, partners, members, employees of, and each Person, if any, who controls any Investor or its Affiliates within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses (other than loss of profits), claims (including claims asserted directly by or between an Indemnified Person and the Company), damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus if used prior to the effective date of such Registration Statement, or included in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). For the avoidance of doubt, the Violations set forth in this Section 6(a) are intended to apply, and shall apply, to direct claims asserted by the Buyer against the Company as well as any third party claims asserted by an Indemnified Person (other than the Buyer) against the Company. Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; and (iii) shall not apply to amounts paid in settlement of any direct claim by or between an Indemnified Person and the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the Transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim that relates to such a Violation; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to (x) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed or (y) amounts paid in settlement of any direct claim by or between an Indemnified Party and such Investor; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the Transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and, except in the case of a direct claim, for which the remainder of this Section 6(c) shall not apply, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6. The provisions of this Section 6(c) shall not apply to direct claims between the Company and any Investor.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the Exchange Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (the delivery of which will be satisfied by the Company’s filing of such reports with the SEC through EDGAR), and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement may be assigned to a Transferee of Registrable Securities (i) if such Transferee is a Permitted Transferee or (ii) with the prior written consent of the Company, provided the applicable Transferee has delivered to the Company a duly executed Adoption Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Lithium Americas Corp.

3260-666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

Attention: Jonathan Evans, President and CEO

E-Mail: [***]

With a copy (for informational purposes only) to each of:

Vinson & Elkins L.L.P.

845 Texas Avenue

Suite 4700

Houston, Texas 77001

Attention: Jackson O’Maley; Ben Heriaud; Layton Suchma

Email: [***]

and

Cassels Brock & Blackwell LLP

Suite 2200, RBC Place, 885 West Georgia St.

Vancouver, BC V6C, 3E8

Attention: David Redford

Email: [***]

If to Legal Counsel:

Torys LLP

79 Wellington St. W, Suite 3000

Toronto, Ontario M5K 1N2

Attention: Michael Pickersgill

Email: [***]

and

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Chris Bornhorst

Email: [***]

If to the Buyer, to its address and/or email address set forth on the Buyer Schedule attached hereto, with copies to such Buyer’s representatives as set forth on the Buyer Schedule, or to such other address and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service or receipt from a reputable overnight delivery service in accordance with clause (A), (B) or (C) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or email transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the outstanding Notes then held by the Investors have been converted for Registrable Securities without regard to any limitations on redemption and/or conversion of the Notes.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(o) Legal Counsel may rely on instructions from the Required Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:

OMF FUND IV SPV M LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]